                         GROUPAMA ASSET MANAGEMENT N.A.

                                 CODE OF ETHICS
                                       FOR
                              PERSONAL TRANSACTIONS

I.    INTRODUCTION.

      All Covered Persons (as defined below) of Groupama Asset Management N.A. ("GAMNA"), in conducting their personal securities transactions, owe a fiduciary duty to each investment company ("Fund") for which GAMNA serves as investment adviser. The fundamental standard to be followed in personal securities transactions is that Covered Persons may not take inappropriate advantage of their positions. All personal securities transactions by Covered Persons must be conducted in such a manner as to avoid any actual or potential conflict of interest between the Covered Person's interest and the interests of each Fund, or any abuse of a Covered Person's position of trust and responsibility. Potential conflicts arising from personal investment activities could include buying or selling securities based on knowledge of a Fund's trading position or plans (sometimes referred to as front-running), and acceptance of personal favors that could influence trading judgments on behalf of a Fund. In addition to the foregoing, this Code of Ethics is intended to prevent Covered Persons from engaging in any act, practice or course of business prohibited by Rule 17j-1 under the Investment Company Act of 1940 (the "Act"). Rule 17j-1 prohibits directors, officers and advisory personnel of an investment adviser, in connection with the purchase or sale by any such person of a security held or to be acquired by an investment company, from engaging in manipulative practices or employing any scheme to defraud the investment company, from making any untrue statements to the investment company and from failing to disclose to the investment company material information.

      While this Code of Ethics is designed to address identified conflicts and potential conflicts, it cannot possibly be written broadly enough to cover all potential situations. In this regard, Covered Persons are expected to adhere not only to the letter, but also the spirit, of the policies contained herein. For example, the restrictions contained herein on the purchase or sale of a security would include the purchase or sale of an equivalent security, such as the writing of an option to purchase or sell a security.

      The restrictions contained in this Code of Ethics apply to all securities in which a Covered Person has any direct or indirect "beneficial ownership" (1) and may encompass transactions in securities that are not effected in employee accounts such as transactions effected for the account of another individual or entity if the Covered Person may share in the profit from the transaction.

      In furtherance of the above principles, this Code of Ethics contains certain restrictions on personal securities transactions by Covered Persons, certain restrictions on other activities of


----------------------------
(1) For this purpose, "beneficial owner" is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares a direct or indirect pecuniary interest in the securities, as further described in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, a copy of which is attached as Appendix 1 to this Code of Ethics. "Pecuniary interest" generally is the opportunity, directly or indirectly, to profit or share in any transaction in securities.

Covered Persons when an actual or potential conflict of interest between a Covered Person and a Fund may exist, and certain reporting requirements to enable GAMNA to ensure compliance with this Code of Ethics. In addition, this Code of Ethics contains a pre-approval process for personal securities transactions by Related Persons (as defined below) of a particular Fund. Any questions regarding the application or scope of the restrictions and reporting requirements contained herein should be directed to the Compliance Officer.

All of the restrictions and reporting requirements contained herein apply generally to each Covered Person (as defined below). Certain additional restrictions apply to Portfolio Managers (as defined below).

II.   DEFINITIONS.

      In order to understand how this Code of Ethics applies to particular persons and transactions, familiarity with the key terms and concepts used in this Code of Ethics is necessary. Those key terms and concepts are:

      1. "Control" has the meaning set forth in Section 2(a)(9) of the Act.

      2. "Covered Person" means any director, officer or employee of GAMNA. A list of Covered Persons is attached as Appendix 2 to this Code of Ethics and will be updated from time to time.

      3. "Covered Security" has the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include: direct obligations of the Government of the United States; bankers' acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements; and shares issued by registered open-end investment companies. A high-quality short-term debt instrument is one with a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization.

      4. "Fund" means any investment company registered under the Investment Company Act of 1940, as amended, for which GAMNA serves as investment adviser.

      5. "IPO" means an offering of securities registered under the Securities Act of 1933, the issuer or which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

      6. "Limited Offering" means an offering exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), 4(6) or Rule 504, 505 or 506.

      7. "Portfolio Manager" means a director, officer or employee of GAMNA having direct responsibility and authority to make investment decisions on behalf of a Fund. The Compliance Officer will notify each Covered Person deemed to be a Portfolio Manager for purposes of this Code of Ethics.

      8. "Purchase or sale of a security" includes, among other things, the purchase or sale of an equivalent security, such as the writing of an option to purchase or sell a security.

      9. "Related Person" of GAMNA means (a) any director or officer of GAMNA who also serves as director or officer of a Fund, (b) any director, officer or employee of GAMNA (or of any company in a control relationship to GAMNA) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by a Fund or whose functions relate to the makeup of any recommendations with respect to the purchase or sales and (b) any natural person who controls GAMNA and who obtains information concerning recommendations made to a Fund regarding the purchase or sale of Covered Securities by such Fund.

     10. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendations, when a person seriously considers making such a recommendation.

III.  PROHIBITIONS; EXEMPTIONS.

      1. PROHIBITED PURCHASES AND SALES.

      COVERED PERSONS

      No Covered Person may purchase or sell, directly or indirectly, any Covered Security in which such person has, or by reason of the transaction would acquire, any direct or indirect beneficial ownership and which to the actual knowledge of that person at the time of such purchase or sale:

      (i)  is being actively considered for purchase or sale for any Fund; or

      (ii) is in the process of being purchased or sold by any Fund.

      PORTFOLIO MANAGERS

      In addition to the above prohibitions, the following purchases and sales are also prohibited for all Portfolio Managers:

      A Portfolio Manager may not purchase or sell, directly or indirectly, any Covered Security in which he or she has or acquires any direct or indirect beneficial ownership within seven (7) calendar days before or after a Fund for which he or she acts as a Portfolio Manager trades in that security.

      2. EXEMPTIONS FROM CERTAIN PROHIBITIONS.

         A. The prohibited purchase and sale transactions described in paragraph II.1. above do not apply to the following personal securities transactions:

            (1) purchases or sales effected in any account over which the
                Covered Person has no direct or indirect influence or control;

            (2) purchases or sales which are non-volitional on the part of either the Covered Person or the relevant Fund;

            (3) purchases which are part of an automatic dividend reinvestment plan (other than pursuant to a cash purchase plan option);

            (4) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired from that issuer, and sales of the rights so acquired;

            (5) any purchase or sale, or series of related transactions, involving 500 shares or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion;

            (6) any other purchase or sale which the Compliance Officer (or the
                Chairman or President of GAMNA with respect to the Compliance Officer's personal securities transactions) approves on the grounds that the chance of conflict of interest is remote.

         B. Any personal securities transaction approved pursuant to paragraph II.2.A.(6) shall be reported to the Chairman of the Audit Committee of each relevant Fund, as determined by the Compliance Officer, within 15 days after the end of the month during which such approval occurred.

      3. PROHIBITED RECOMMENDATIONS.

      All Covered Persons are subject to the following restrictions on making recommendations to each Fund:

      A. No Covered Person may recommend the purchase or sale of any Covered Security to or for any Fund without first having disclosed his or her interest, if any, in such Covered Security or the issuer thereof, to the Compliance Officer and to the day-to-day investment adviser to the Fund, if not GAMNA, including without limitation:

         (1) any direct or indirect beneficial ownership of any Covered Security of such issuer, including any Covered Security received in a private securities transaction;

         (2) any contemplated purchase or sale by such person of such Covered Security;

         (3) any position with such issuer or its affiliates; or

         (4) any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

      B. In circumstances in which a Covered Person is required to disclose an interest in a Covered Security or an issuer acquired in a private securities transaction to the Compliance Officer, as described above, GAMNA's decision to purchase or sell a Covered Security (or to recommend the purchase or sale of a Covered Security) of the same issuer for any Fund shall be subject to an independent review by a Portfolio Manager or Portfolio Managers with no personal interest in the issuer.

IV.   PRE-APPROVAL OF PERSONAL SECURITIES TRANSACTIONS.

      1. To prevent conflicts of interest, GAMNA has adopted a pre-approval policy with respect to personal securities transactions by Related Persons of each Fund advised by GAMNA in (i) Covered Securities and
         (ii) securities offered in a Limited Offering (whether or not such securities are Covered Securities). Pursuant to GAMNA's policy, a Related Person seeking to purchase or sell Covered Securities or securities offered in a Limited Offering must do the following:

         (A) First, the Related Person must contact the portfolio manager principally charged with making investment decisions for such Fund and inquire whether the portfolio manager is in the process of purchasing or selling the security or is considering or has considered within the prior 21 days purchasing or selling the security for such Fund. In general, if the portfolio manager is purchasing or selling or considering or has considered purchasing or selling the security within the prior 21 days, pre-approval will not be granted and the Related Person may not purchase or sell the security.

         (B) Second, the Related Person must complete an Approval Form, a copy of which is attached hereto as Appendix 4, which describes in detail any factors which may be potentially relevant to a conflict of interest analysis, including any economic relationship between the transaction and securities held or to be acquired by any Fund. Completed Approval Forms should be submitted to and written approval obtained from the Compliance Officer.In determining whether or not to grant such approval, the Compliance Officer will, in connection with a Limited Offering in particular, consider, among other things, whether the investment opportunity should be reserved for the relevant Fund and whether the opportunity is being offered by virtue of the Related Person's position with the Fund or GAMNA. The Compliance Officer shall maintain a written record of decisions to permit any transactions in securities in a Limited Offering, along with the reasons supporting the decision. Approval is valid for a period of two business days from the date the transaction has been approved.

         (C) Third, the Related Person should send the original Approval Form to the Compliance Officer and keep a copy in his or her records. The Compliance Officer will review periodically the Approval Forms of each Related Person versus the Related Person's securities transactions during the prior quarter.

      2. In addition, in connection with administering its pre-approval policy, GAMNA has adopted the following guidelines regarding trading by Related
         Persons:

         (A) Related Persons may not purchase, directly or indirectly, any security in an IPO.

         (B) Related Persons generally will not be permitted to purchase and sell, or sell and purchase, the same Covered Security within a sixty (60) calendar day period. Exceptions from this prohibition may be granted on a case-by-case basis for particular investments in order to avoid a personal hardship, provided that no abuse is involved and the equities strongly support an exemption. Related Persons will not be permitted to make a practice of such transactions.

V.    PROHIBITIONS ON GIFTS AND SERVICES.

      1. Covered Persons may not accept gifts or other things of more than $100 in value from any person or entity that is known by such Covered Person to be doing business with or on behalf of any Fund, without the approval of the Compliance Officer.

      2. Covered Persons shall not serve on the boards of directors of publicly held companies (other than Funds), absent prior approval from the Board of Directors of each relevant Fund, as determined by the Compliance Officer. Such approval should be based on a determination that board service would be consistent with the best interests of the shareholders of each such Fund.

VI.   REPORTING.

      1. INITIAL REPORTING.

      No later than ten (10) days after a person becomes a Covered Person, he or she must report to the Compliance Officer the following information:

         A. the title, number of shares and principal amount of each security in which the Covered Person had any direct or indirect beneficial ownership when the person became a Covered Person;

         B. the name of any broker, dealer or bank with whom the Covered Person maintained an account in which any securities were held for the direct or indirect benefit of the Covered Person as of the date the person became a Covered Person; and

         C. the date that the report is submitted by the Covered Person.

      2. QUARTERLY REPORTING.

         A. Except as provided in paragraph B. below, every Covered Person shall report to GAMNA on a quarterly basis the information described in paragraph C. below with respect to transactions in any security (including any security issued by a limited partnership) in which the Covered Person has, or by reason of the transaction acquires, any direct or indirect beneficial ownership in the security or, in the alternative, make the representation in paragraph D below.

         B. A Covered Person is not required to make a quarterly report with respect to any transaction effected through a securities account, provided that all relevant confirmations and statements are furnished to the Compliance Officer.

         C. Every quarterly report required pursuant to this paragraph 2. shall be submitted to the Compliance Officer not later than 10 days after the end of the calendar quarter to which it relates and shall contain the following information:

            (1) With respect to any transaction during the quarter in a security in which the Covered Person had any direct or indirect beneficial ownership, the report shall contain the following information:

                (i) the date of the transaction, the title and the number of shares and the principal amount of each security involved;

                (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                (iii) the price at which the transaction was effected;

                (iv) the name of the broker, dealer or bank with or through whom the transaction was effected; and

                (v) a description of any factors potentially relevant to a conflict of interest analysis, including the existence, to the Covered Person's knowledge, of any economic relationship between the transaction and securities held or to be acquired by any client account.

            (2) With respect to any account established by the Covered Person in which any securities were held during the quarter for the direct or indirect benefit of the Covered Person.

                (i) the name of the broker, dealer or bank with whom the Covered Person established the account;

                (ii)  the date the account was established; and

                (iii) the date that the report is submitted by the Covered
                      Person.

         D. If no transactions were conducted by a Covered Person during a calendar quarter that are subject to the reporting requirements described above, such Covered Person shall, not later than 10 days after the end of that calendar quarter, provide a written representation to that effect to the Compliance Officer.

      3. ANNUAL REPORTING AND CERTIFICATION.

         A. All Covered Persons must report to the Compliance Officer within 30 days after the end of each calendar year, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

            (1) The title, number of shares and principal amount of each Covered
                Security in which the Covered Person had any direct or indirect beneficial ownership;

            (2) The name of any broker, dealer or bank with whom the Covered
                Person maintains an account in which any securities are held for the direct or indirect benefit of the Covered Person, including he names of the firms and the account numbers; and

            (3) The date that the report is submitted by the Covered Person.

         B. All Covered Persons are required to certify annually that they have read and understand this Code of Ethics and recognize that they are subject to the provisions hereof and will comply with the policy and procedures stated herein. Further, all Covered Persons are required to certify annually that they have complied with the requirements of this Code of Ethics and that they have reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of such policies. A copy of the certification form to be used in complying with this paragraph B. is attached to this Code of Ethics as Appendix 5.

         C. GAMNA shall prepare an annual report to the Board of Directors of the Funds for which it serves as investment adviser which shall:

            (1) summarize existing procedures concerning personal investing, including preclearance policies, and any changes in the procedures during the past year;

            (2) describe any issues arising under the Code of Ethics or related procedures since the last report to such Board of Directors including, but not limited to, information about material violations of the code or procedures and the sanctions imposed in response to the material violations during the past year;

            (3) identify any recommended changes in existing restrictions or procedures based upon experience under this Code of Ethics, evolving industry practice or developments in applicable laws and regulations;

            (4) certify that GAMNA has adopted procedures reasonably necessary to prevent Covered Persons from violating the Code; and

            (5) contain such other information, observations and recommendations as deemed relevant by GAMNA.

4. BROKERAGE CONFIRMATIONS AND STATEMENTS.

      All Covered Persons shall direct their brokers to supply to the Compliance Officer, on a timely basis, duplicate copies of confirmations of any purchase or sale of a security and copies of all periodic statements for all securities accounts.

5. EXCEPTION TO REPORTING REQUIREMENTS.

      A Covered Person is not required to make an initial, quarterly or annual report with respect to securities held in or transactions effected through an account over which the Covered Person does not have any direct or indirect influence, provided that the identity of such account has been furnished to the Compliance Officer.

6. NOTIFICATION OF REPORTING OBLIGATION AND REVIEW OF REPORTS.

      Each Covered Person shall receive a copy of this Code of Ethics and be notified of his or her reporting obligations. All reports shall be promptly submitted upon completion (but in any event within any applicable time period specified in this Code) to the Compliance Officer who will review such reports and will report all potential violations to a Managing Director.

7. MISCELLANEOUS.

      Any report under this Code of Ethics may contain a statement that the report shall not be construed as an admission by the person making the report that the person has any direct or indirect beneficial ownership in the securities to which the report relates.

VII.  CONFIDENTIALITY.

      No Covered Person shall reveal to any other person (except in the normal course of his or her duties on behalf of GAMNA) any information regarding securities transactions by Fund or consideration by any Fund or GAMNA of any such securities transaction. All information obtained from any Covered Person pursuant to this Code of Ethics shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the

Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

VIII. SANCTIONS.

      Any trades made in violation of the provisions set forth under paragraphs III.1 or IV.1 or IV.2 must be unwound, or, if that is impractical, any profits realized on trades made in violation of these prohibitions must be disgorged to the appropriate Fund or Funds (or, alternatively, to a charitable organization) under the direction of the Compliance Officer, with the approval of a Managing Director of GAMNA. Upon discovering a violation of this Code of Ethics, the Board of Directors of GAMNA may impose any sanctions it deems appropriate, including a letter of censure or the suspension or termination of the employment of the violator.



Dated: _______, 2000.

                                   APPENDIX 1


Rule 16a-1(a)(2) of the Securities Exchange Act of 1934:
-------------------------------------------------------

(2) Other than for purposes of determining whether a person is a beneficial owner of more than ten percent of any class of equity securities registered under Section 12 of the Act, the term beneficial owner shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the equity securities, subject to the following:

     (i) The term pecuniary interest in any class of equity securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

     (ii) The term indirect pecuniary interest in any class of equity securities shall include, but not be limited to:

          (A) Securities held by members of a person's immediate family sharing the same household; provided, however, that the presumption of such beneficial ownership may be rebutted; see also
              @240.16a-1(a)(4);

          (B) A general partner's proportionate interest in the portfolio securities held by a general or limited partnership. The general partner's proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership's most recent financial statements, shall be the greater of:

              (1) The general partner's share of the partnership's profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership's portfolio securities; or

              (2) The general partner's share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner.

          (C) A performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where:

              (1) The performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more; and

              (2) Equity securities of the issuer do not account for more than ten percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;

          (D) A person's right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;

          (E) A person's interest in securities held by a trust, as specified in @ 240.16a-8(b); and

          (F) A person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

     (iii) A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

                                   APPENDIX 2

The following persons are "Covered Persons" for purposes of this Code of Ethics:

                                    DIRECTORS

NAME                                          PRINCIPAL AFFILIATION
----                                          ---------------------
Gilles Laporte, Chairman                      General Manager Delegue CCAMA

Alexis Ruset, Vice Chairman                   Chairman, SOREMA

Francois-Marc Durand, Vice Chairman           President du Directoire, GAMNA

Pascale Bochaton                              Manager, GAMNA

Mark P. Bronzo                                Senior Vice President, Managing
                                              Director, Chief Investment Officer
                                              and Portfolio Manager, GAMNA

Francois M. Chavel                            President and Chief Executive
                                              Officer, SOREMA N.A. Holding
                                              Corporation

Anne Meniel                                   Manager, GAMNA

Daniel W. Portanova                           Senior Vice President, Managing
                                              Director, and Portfolio Manager,
                                              GAMNA

Mark J. Purcell                               Senior Vice President, Chief
                                              Financial Officer and Chief
                                              Administration Officer, SOREMA
                                              North America Reinsurance Company

                                    OFFICERS

NAME                            TITLE
----                            -----
Francois-Marc Durand            Chief Corporate Officer

Mark P. Bronzo                  Senior Vice President, Managing Director, Chief
                                Investment Officer and Portfolio Manager

Daniel W. Portanova             Senior Vice President, Managing Director and
                                Portfolio Manager

Francois Coeytaux               Second Vice President

Kevin J. Dennean                Second Vice President

Jeffrey L. Hickey               Second Vice President

Mark A. Ouimet                  Second Vice President

NAME                            TITLE
----                            -----
Remi J. Ponsonnet               Second Vice President

Stephen G. Nolet                Treasurer

Iona K. Watter                  Corporate Secretary, Second Vice President and
                                Compliance Officer

Amrit J. Walia                  Assistant Vice President

Yadina Amadeo                   Assistant Secretary

Ryan J. Carroll                 Assistant Secretary

Suzann M. Gorman                Assistant Secretary

Triphaine Masse                 Assistant Secretary

Brendan J. O'Connor             Assistant Secretary

Lauren F. Howe                  Account Manager

                                   APPENDIX 3

The following persons are "Related Persons" for purposes of this Code of Ethics:

GAMNA Series Funds, Inc. (GAMNA Focus Fund)
-------------------------------------------

Francois-Marc Durand                      Chief Corporate Officer

Mark P. Bronzo                            Director, Senior Vice President,
                                          Managing Director, Chief Investment
                                          Officer, and Portfolio Manager

Daniel W. Portanova                       Director, Senior Vice President,
                                          Managing Director, and Portfolio
                                          Manager

Francois Coeytaux                         Second Vice President

Kevin J. Dennean                          Second Vice President

Jeffrey L. Hickey                         Second Vice President

Mark A. Ouimet                            Second Vice President

Remi J. Ponsonnet                         Second Vice President

Stephen J. Nolet                          Treasurer

Iona K. Watter                            Corporate Secretary, Second Vice
                                          President and Compliance Officer

Amrit J. Walia                            Assistant Vice President

Yadina A. Amadeo                          Assistant Secretary

Tiphaine C. Masse                         Assistant Secretary

Ryan J. Carroll                           Assistant Secretary

Suzann M. Gorman                          Assistant Secretary

Brendan J. O'Connor                       Assistant Secretary

Lauren F. Howe                            Account Manager

                                   APPENDIX 4

             GROUPAMA ASSET MANAGEMENT N.A. SECURITIES APPROVAL FORM

Name of Person Seeking Approval:
                                                         -----------------------

Description of Transaction:
(name of issuer, type of security, share or principal
amount, purchase or sale)
                                                         -----------------------

Is the transaction in a security offered in an IPO?      ____ YES ____ NO

Is the transaction in a security offered in a Limited
Offering?                                                ____ YES ____ NO

Describe any potential conflict of interest:
                                                         -----------------------

                                                         -----------------------

                                                         -----------------------

                                                         -----------------------
Name of portfolio manager consulted:
                                                         -----------------------
Date consulted:
                                                         -----------------------

Is the portfolio manager purchasing or selling or
considering purchasing or selling the security or has
the portfolio manager considered purchasing or
selling the security within the past 21 days?            ____ YES ____ NO

Name and signature of individual approving transaction
                                                         -----------------------



Date of Approval:
                  -----------------------


Approval valid to:
                   ----------------------



(PLEASE FORWARD THE ORIGINAL OF THIS FORM TO THE COMPLIANCE OFFICER AND KEEP A COPY FOR YOUR RECORDS. ALL APPROVALS ARE VALID FOR TWO BUSINESS DAYS AFTER THE DATE APPROVED.)

                                   APPENDIX 5

                            ANNUAL CERTIFICATION FORM

      This is to certify that I have read and understand the Code of Ethics of Groupama Asset Management N.A. dated __________, 2000, and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

      This is to further certify that I have complied with the requirements of such Code of Ethics and that I have reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of such Code of Ethics.

      Please sign your name here:
                                 -------------------------

      Please print your name here:
                                 -------------------------

      Please date here:
                       -----------------------------------

      Please sign two copies of this Certification Form, return one copy to the Compliance Officer and retain the other copy, together with a copy of the Code of Ethics, for your records.